UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2017

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	98-1271120
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2017 (the “Effective Date”), Tecnoglass Inc. (the “Company”) entered into and consummated a purchase agreement (“Agreement”) with Giovanni Monti (the “Seller”), the owner of 100% of the outstanding shares of Giovanni Monti and Partners Consulting and Glazing Contractors (“GM&P”). GM&P is a consulting and glazing contracting company located in Miami, Florida. GM&P has over 15 years of experience in the design and installation of various building enclosure systems such as curtain window walls. GM&P has had a long-standing commercial relationship with the Company, working alongside it in different projects within the U.S, by providing engineering and installation services to those projects.

Pursuant to the Agreement, the Company acquired all of the shares of GM&P from the Seller for a purchase price of US$35 million. The Company will pay US$6 million of the purchase price in cash within the next 60 days, and the remaining US$29 million of the purchase price shall be payable on or before September 1, 2017 (six months from the Effective Date), which may be paid in cash, ordinary shares of the Company or a combination of both, at the Company´s sole option. If paid in ordinary shares of the Company, such shares would be valued at US$11.81 which is the average last sale price for the last 30 trading days prior to the Effective Date. Notwithstanding the Company’s ability to delay payment of the purchase price until September 1, 2017, 100% of GM&P’s outstanding shares as well as full control of its operations were transferred to the Company on the Effective Date.

The Seller has agreed to indemnify and hold the Company harmless for any inaccuracies or breaches of the representations and warranties of, or for the non-fulfillment or breach of any covenant or agreement of, the Seller or GM&P contained in the Agreement. To provide a fund for payment to the Company with respect to its post-closing rights to indemnification under the Agreement, an aggregate of US$2 million (in cash or ordinary shares, at the Company’s option) (the “Escrow Fund”) will be placed in escrow (with an independent escrow agent). The escrow agent shall release the Escrow Fund on the 18-month anniversary of full payment of the purchase price.

If the Company pays a portion of the purchase price in ordinary shares of the Company, the Seller has agreed not to transfer any of the shares he receives pursuant to the Agreement until March 1, 2018 for a purchase price below $14.00 per share. The Company has agreed to file a registration statement with the SEC to cover the resale of any shares to be paid by the Company for the purchase price.

In conjunction with the Agreement, the Seller, who is GM&P’s current CEO, has entered into a five-year non-compete and non-solicitation agreement.

The foregoing summaries of the Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the text of the actual agreement.

On March 7, 2017, the Company issued a press release announcing the consummation of the transactions contemplated by the Agreement, a copy of which is attached hereto as Exhibit 99.1.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description
99.1	Press release dated March 7, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2017

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name:	Jose M. Daes
Title:	Chief Executive Officer

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